                                                                     Exhibit 4.5

                           THIRD AMENDMENT AND WAIVER

     This THIRD AMENDMENT AND WAIVER (this "Waiver"), effective as of August 7, 2003 (the "Effective Date"), is entered into by and among U.S. Concrete, Inc., a Delaware corporation, (the "Borrower"), the Guarantors signatory hereto under the caption "Guarantors" (together with each other Person who becomes a Guarantor, collectively, the "Guarantors"), the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Credit Lyonnais New York Branch and First Union National Bank, as syndication agents, and Branch Banking & Trust Company, as documentation agent.

                              PRELIMINARY STATEMENT

     WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the syndication agents and the documentation agent have entered into that certain Amended and Restated Credit Agreement dated as of August 31, 2001 (the "Original Credit Agreement") under the terms of which the Lenders agreed to make Revolving Credit Loans to the Borrower in an amount not exceeding $200,000,000.00; and

     WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the syndication agents and the documentation agent have entered into that certain First Amendment to Amended and Restated Credit Agreement dated as of May 21, 2002 (the "First Amendment") and that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 4, 2003 (the "Second Amendment") pursuant to which the parties agreed to amend certain terms of the Original Credit Agreement (the Original Credit Agreement, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as, the "Credit Agreement"); and

     WHEREAS, the Borrower has requested the Lenders and the Administrative Agent waive its failure to comply with the covenant under 6.8(d) of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Waiver, subject to the terms hereof and provided that each of the Borrower and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used in this Waiver and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendment. The Credit Agreement is hereby amended to provide that, notwithstanding any contrary provision thereof, during the Effective Period (as defined below), the aggregate maximum Revolving Credit Exposures for all Lenders shall not exceed One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000). The Lenders shall have no obligation to fund any Loan that would cause the aggregate Revolving Credit Exposures for all Lenders to exceed such amount during the Effective Period.

     3. Waiver. The Lenders hereby waive compliance by the Borrower with the covenant contained in Section 6.8(d) of the Credit Agreement, only to the extent required to avoid a Default, only for the calendar quarter ended June 30, 2003, but not thereafter and only for the period of time specified in paragraph 5 hereof.

     4. Limitation on Waiver. This Waiver is limited solely to the purposes and to the extent provided herein and shall have no applicability to any obligation of the Borrower except those described in Section 6.8(d) of the Credit Agreement. This Waiver shall not be construed to be a waiver, except as specifically provided in paragraph 3 of this Waiver, (i) of any term, condition or provision of the Credit Agreement or (ii) of any Default or Event of Default that has or may have occurred or occurs other than as specified in paragraph 3. Except as specifically provided herein, the Credit Agreement will continue in full force and effect.

     5. Effective Period of Waiver. This Waiver shall be effective from the Effective Date through and until October 15, 2003 (the "Effective Period"), at which time Borrower's failure to comply with the covenant contained in Section 6.8(d) for the calendar quarter ended June 30, 2003, and any other event constituting an Event of Default under the Credit Agreement shall be an Event of Default with respect to which the Administrative Agent, on behalf of the Lenders, may exercise all remedies under the Credit Agreement.

     6. Ratification. Each of the Borrower, as to itself and each Guarantor, and each Guarantor, as to itself, hereby ratifies all of its respective obligations under the Credit Agreement (including the Guaranty contained therein) and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party remains in full force and effect and shall continue in full force and effect. Except as amended or modified by this Waiver, nothing in this Waiver extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower or any Guarantor released from any covenant, warranty or obligation created by or contained therein or herein.

     7. Representations and Warranties. Each of the Borrower, as to itself and each Guarantor, and each Guarantor, as to itself, hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Waiver has been duly executed and delivered on behalf of the Borrower and such Guarantor, (b) this Waiver constitutes a valid and legally binding agreement enforceable against the Borrower or such Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of each Borrowing and the date of issuance, amendment, renewal or extension of each Letter of Credit, as applicable, except to the extent such representations and warranties relate to a prior date or, after prior notice to the Administrative Agent, are untrue or incorrect as a result of transactions permitted by the Loan Documents, (d) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document, and (e) the execution, delivery and performance of this Waiver has been duly authorized by the Borrower and each Guarantor.

     8. Conditions to Effectiveness. This Waiver shall be effective as of the Effective Date upon (i) the execution and delivery hereof by the Borrower, each Guarantor and Lenders constituting the Required Lenders to the Administrative Agent and receipt by the Administrative Agent of this Waiver and (ii) payment by the Borrower to the Administrative Agent for the benefit of the Lenders of any fees agreed to by the Borrower and the Lenders in connection with this Waiver.

     9. Counterparts. This Waiver may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

     10. Governing Law. This Waiver, the Credit Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

     11. Final Agreement of the Parties. THIS WAIVER AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers or other authorized representatives thereunto duly authorized as of the date first above written.


                                        Borrower:

                                        U.S. CONCRETE


                                        By: /s/ Michael W. Harlan
                                            ------------------------------------
                                            Michael W. Harlan
                                            Senior Vice President


                                        Guarantors:

                                        American Concrete Products, Inc., a
                                           California corporation
                                        Atlas-Tuck Concrete, Inc., an Oklahoma
                                           corporation
                                        Beall Industries, Inc., a Texas
                                           corporation
                                        Beall Management, Inc., a Texas
                                           corporation
                                        Central Concrete Supply Co., Inc., a
                                           California corporation
                                        Central Precast Concrete, Inc., a
                                           California corporation
                                        Ready Mix Concrete Company of Knoxville,
                                           a Delaware corporation
                                        San Diego Precast Concrete, Inc., a
                                           Delaware corporation
                                        Sierra Precast, Inc., a California
                                           corporation
                                        Smith Pre-Cast, Inc., a Delaware
                                           corporation
                                        USC Atlantic, Inc., a Delaware
                                           corporation
                                        USC GP, Inc., a Delaware corporation
                                        USC Midsouth, Inc., a Delaware
                                           corporation
                                        USC Michigan, Inc., a Delaware
                                           corporation


                                        By: /s/ Michael W. Harlan
                                            ------------------------------------
                                            Michael W. Harlan
                                            Vice President


                           [Signature Page to Waiver]

                                        USC Management Co., LP, a Texas limited
                                           partnership

                                        By:  USC GP, Inc., its General Partner


                                           By: /s/ Michael W. Harlan
                                               ---------------------------------
                                               Michael W. Harlan
                                               Vice President


                                        Beall Concrete Enterprises, Ltd., a
                                          Texas limited partnership

                                        By:  Beall Management, Inc., its General
                                             Partner


                                           By: /s/ Michael W. Harlan
                                               ---------------------------------
                                               Michael W. Harlan
                                               Vice President


                                        AFTM Corporation, a Michigan
                                          corporation


                                        By: /s/ Terry Green
                                            ------------------------------------
                                            Terry Green
                                            Vice President


                                        Titan Concrete Industries, Inc. (f/k/a
                                           Carrier Excavation and Foundation
                                           Company, a Delaware corporation)
                                        Eastern Concrete Materials, Inc., a
                                           New Jersey corporation
                                        Superior Materials, Inc. (f/k/a Superior
                                           Redi-Mix, Inc., a Michigan
                                           corporation)


                                        By: /s/ Cesar Monroy
                                            ------------------------------------
                                            Cesar Monroy
                                            Vice President


                           [Signature Page to Waiver]

                                        B.W.B., Inc. of Michigan, a Delaware
                                           corporation
                                        Central Concrete Corp., a Delaware
                                           corporation
                                        Superior Materials Company, Inc., a
                                           Delaware corporation


                                        By: /s/ Donald Wayne
                                            ------------------------------------
                                            Donald Wayne
                                            Vice President


                           [Signature Page to Waiver]

                                        Wyoming Concrete Industries, Inc., a
                                          Delaware corporation


                                        By: /s/ Eugene P. Martineau
                                            ------------------------------------
                                            Eugene P. Martineau
                                            Vice President


                           [Signature Page to Waiver]

                                        Administrative Agent/Lender:

                                        JPMORGAN CHASE BANK, formerly known as
                                        The Chase Manhattan Bank


                                        By:    /s/ Michael J. Castello
                                               ---------------------------------
                                        Name:  Michael J. Castello
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Syndication Agent/Lender:

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By:    /s/ Phillipe Soustra
                                               ---------------------------------
                                        Name:  Phillipe Soustra
                                               ---------------------------------
                                        Title: Executive  Vice President
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Syndication Agent/Lender:

                                        FIRST UNION NATIONAL BANK


                                        By:    /s/ Shawn R. Janko
                                               ---------------------------------
                                        Name:  Shawn R. Janko
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Documentation Agent/Lender:

                                        BRANCH BANKING & TRUST COMPANY


                                        By:    /s/ Cory Boyte
                                               ---------------------------------
                                        Name:  Cory Boyte
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Lender:

                                        BANK OF AMERICA, N.A.


                                        By:    /s/ Elizabeth B. Jennings
                                               ---------------------------------
                                        Name:  Elizabeth B. Jennings
                                               ---------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Lender:

                                        BANK ONE, NA


                                        By: /s/ Joseph R. Perdenza, Director
                                            ------------------------------------
                                            Joseph R. Perdenza, Director


                           [Signature Page to Waiver]

                                        Lender:

                                        THE BANK OF NOVA SCOTIA


                                        By:    /s/ Mark Sparrow
                                               ---------------------------------
                                        Name:  Mark Sparrow
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Co-Managing Agent/Lender:

                                        US BANK NATIONAL ASSOCIATION


                                        By:    /s/ Joseph L. Sooter, Jr.
                                               ---------------------------------
                                        Name:  Joseph L. Sooter, Jr.
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Lender:

                                        COMERICA BANK


                                        By:    /s/ William S. Rogers
                                               ---------------------------------
                                        Name:  William S. Rogers
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------


                           [Signature Page to Waiver]

                                        Lender:

                                        GUARANTY BANK


                                        By: /s/ Scott Brewer
                                            ------------------------------------
                                            Scott Brewer, Vice President


                           [Signature Page to Waiver]